Exhibit 99.1
FOR IMMEDIATE RELEASE
July 14, 2020

Origin Bancorp, Inc. Announces Second Quarter 2020 Earnings Release and Conference Call

RUSTON, LA, July 14, 2020 - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the financial holding company for Origin Bank, plans to issue second quarter 2020 results after the market closes on Wednesday, July 22, 2020, and hold a conference call to discuss such results on Thursday, July 23, 2020, at 8:00 a.m. Central Time (9:00 am Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO, Steve Brolly, Chief Financial Officer, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast
To participate in the live conference call, please dial (844) 695-5516; International: (412) 902-6750 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://services.choruscall.com/links/obnk200724.html.

Conference Call Webcast Archive
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.
Origin is a financial holding company for Origin Bank, headquartered in Ruston, Louisiana, which provides a broad range of financial services to small and medium-sized businesses, municipalities, high net-worth individuals and retail clients from 43 banking centers located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank